Exhibit 99.1

ICP signs LOI for stake in German Solar Park
Wed Dec 16, 2:19 PM

MONTREAL--(BUSINESS WIRE)--ICP Solar Technologies Inc. (OTCBB: ICPR.OB) (FWB:K1U), a developer and marketer of innovative, proprietary solar panels and products, announces that as part of its 2010 growth strategy, ICP Solar plans to enter the lucrative solar energy utility sector which is gaining significant momentum in North America and abroad. ICP announced today that as a first step in its new strategic direction, it has entered into a binding LOI ("LOI") with EPOD Erneuebare Energien, ("EEE") to acquire a 9% stake in its wholly owned subsidiary, Volkersleier GmbH & Co-KG, a 730kw producing photovoltaic solar facility, located in Volkersleier, Germany, with an option for ICP to buy the remaining stake in Volkersleier; additional terms are outlined in a Form 8K to be filed with the SEC.

ICP Solar intends to leverage its retail relationships for roof tops in the Ontario, Canada market. ICP Solar will also continue its financing efforts as part of its overall strategy.

"ICP Solar’s new strategic direction is exciting and should allow us to attain significant growth," said Sass Peress, CEO. "The solar energy industry is expected to grow at a compounded annual growth rate of 39% and reach approximately $100 billion by 2013. ICP Solar plans to position itself to benefit from this growth and add to shareholder value. The growth which will come as a result of this new direction will also help the consumer products division in enhancing its supply chain through larger solar equipment purchases in the future."

About ICP Solar Technologies, Inc:

ICP Solar is a developer and marketer of solar panels, solar cell based products, solar monitoring software and solar power management solutions. Through the application of its own intellectual property and next-generation technologies, the Company aims to be the solar industry's innovation leader. For the past 20 years, ICP Solar has been a lead innovator in the consumer solar market and has now begun to apply that same innovation philosophy to the OEM, rooftop and power generation segment of the solar industry. ICP Solar's management has over 50 years of experience in the renewable energy sector. ICP Solar markets its products under its sunsei® brand and, in the solar charger category, is the North American licensee of the Coleman® brand as well as the global licensee of the Energizer® brand. ICP Solar is also helping the environment by offering these solar technologies and green solutions to the renewable energy sector. The company's headquarters are located in Montreal, Canada, with an R&D center in St. John’s Canada and additional locations in the USA, Ireland, France and the UK. Additional information may be found at www.icpsolar.com, www.sunsei.com, and www.sunsei.eu.

This release may contain forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "intends," "believes," "could," "might," "will" or variations of such words and phrases. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of ICP Solar Technologies Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties which are described under the caption "Note Regarding Forward-looking Statements" and "Key Information - Risk Factors" and elsewhere in ICP Solar Technologies Inc.’s Annual Report for the fiscal year ended January 31,2009, as filed on EDGAR at www.sec.gov. The risk factors identified in ICP Solar Technologies Inc. Annual Report are not intended to represent a complete list of factors that could affect ICP Solar Technologies Inc. accordingly; readers should not place undue reliance on forward-looking statements. ICP Solar Technologies Inc. does not assume any obligation to update the forward-looking information contained in this press release.

ICP Solar Technologies Inc.
Sass Peress, Chief Executive Officer, 514-270-5770